UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

VOLCANO CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL NO. 2 AMENDMENT OF THE 2005 EQUITY COMPENSATION PLAN
PROPOSAL NO. 3 APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
2006 SUMMARY COMPENSATION TABLE
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2006 OPTION EXERCISES AND STOCK VESTED TABLE
2006 DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A 2005 EQUITY COMPENSATION PLAN, AS PROPOSED TO BE AMENDED
APPENDIX B 2007 EMPLOYEE STOCK PURCHASE PLAN

VOLCANO CORPORATION
2870 Kilgore Road
Rancho Cordova, CA 95670
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 7, 2007
     Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Volcano Corporation, a Delaware corporation (“Volcano”). The meeting will be held on Thursday, June 7, 2007 at 8:00 a.m. local time at Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130 for the following purposes:
1.	To elect two directors to hold office until the 2010 Annual Meeting of Stockholders.

2.	To amend Volcano’s 2005 Equity Compensation Plan.

3.	To adopt Volcano’s 2007 Employee Stock Purchase Plan.

4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of Volcano for its fiscal year ending December 31, 2007.

5.	To conduct any other business properly brought before the meeting.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     The record date for the annual meeting is Friday, April 27, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

John T. Dahldorf
Chief Financial Officer and Secretary
Rancho Cordova, California
May 3, 2007

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VOLCANO CORPORATION
2870 Kilgore Road
Rancho Cordova, CA 95670
PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 7, 2007
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
     Volcano has sent you this proxy statement and the enclosed proxy card because the Board of Directors of Volcano is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
     Volcano intends to mail this proxy statement and accompanying proxy card on or about May 3, 2007 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
     Only stockholders of record at the close of business on April 27, 2007 will be entitled to vote at the annual meeting. On this record date, there were 38,341,636 shares of common stock outstanding and entitled to vote.
     Stockholder of Record: Shares Registered in Your Name
     If on April 27, 2007 your shares were registered directly in your name with Volcano’s transfer agent, American Stock Transfer, or AST, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, Volcano urges you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If on April 27, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
     There are four matters scheduled for a vote:
•	Election of two directors;
•	Amendment of Volcano’s 2005 Equity Compensation Plan (the “2005 Plan”) to increase the shares reserved for issuance under the 2005 Plan by 3,500,000 shares and to place certain limitations on the grant of stock options and performance-based stock awards under the 2005 Plan;
•	Adoption of Volcano’s 2007 Employee Stock Purchase Plan (the “2007 Plan”); and

•	Ratification of Ernst & Young LLP as independent registered public accounting firm of Volcano for its fiscal year ending December 31, 2007.
How do I vote?
     You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
     If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, Volcano urges you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
➢	To vote in person, come to the annual meeting and Volcano will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to Volcano before the annual meeting, Volcano will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Volcano. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of April 27, 2007, including shares held directly in your name as the stockholder of record, such as shares purchased through the Volcano Corporation 2000 Long Term Incentive Plan (the “2000 Plan”) and the 2005 Plan.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all two nominees for director, “For” the amendment of the 2005 Plan, “For” the adoption of Volcano’s 2007 Employee Stock Purchase Plan and “For” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as Volcano’s independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
     Volcano will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, Volcano’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Volcano may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
➢	You may submit another properly completed proxy card with a later date.
➢	You may send a timely written notice that you are revoking your proxy to Volcano’s Secretary at 2870 Kilgore Road, Rancho Cordova, CA 95670.
➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
     If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2008 (120 days prior to the anniversary date of this year’s proxy statement mailing date), to Volcano’s Secretary at 2870 Kilgore Road, Rancho Cordova, CA 95670.
     Subject to further requirements described in Volcano’s Bylaws, if you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no sooner than February 8, 2008 (120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders) and no later than March 9, 2008 (90 days prior to the anniversary date of the preceding year’s annual meeting of stockholders). You are also advised to review Volcano’s Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
How are votes counted?
     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to Proposal No. 2, Proposal No. 3 and Proposal No. 4, “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.
What are “broker non-votes”?
     Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals. Each of the proposals submitted for consideration by our stockholders in this proxy statement are considered “routine” matters.
How many votes are needed to approve each proposal?
➢	For the election of directors, the two nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

➢	To be approved, “Proposal No. 2—Amendment of the 2005 Equity Compensation Plan” must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
➢	To be approved, “Proposal No. 3—Approval of the 2007 Employee Stock Purchase Plan” must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
➢	To be approved, “Proposal No. 4—Ratification of Selection of Independent Registered Public Accounting Firm” must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 38,341,636 shares outstanding and entitled to vote.
     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in Volcano’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Volcano’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
     The Board of Directors presently has eight members. The number of directors is currently fixed at eight. There are three directors in the class whose term of office expires on the date of the annual meeting, two of whom are standing for election — Carlos A. Ferrer and James C. Blair, Ph.D., and one of whom is not standing for election — Robert J. Adelman, M.D. Each of Mr. Ferrer and Dr. Blair is currently a director of Volcano. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. Pursuant to Volcano’s Stockholder Communication Policy, it is Volcano’s policy that all nominees or directors standing for election at an annual meeting of stockholders attend such annual meeting so that interested stockholders will have an opportunity to address the respective nominees or directors in person.
     Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Volcano. Each person nominated for election has agreed to serve if elected. Volcano’s management has no reason to believe that any nominee will be unable to serve.
     The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.
Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting
  Carlos A. Ferrer
     Carlos A. Ferrer, age 53, has served as a member of Volcano’s Board of Directors since January 2004. Mr. Ferrer is a member of Ferrer Freeman & Company, LLC, a private equity firm, which he founded in 1995. Prior to 1995, Mr. Ferrer was a managing director at Credit Suisse First Boston. He is Vice Chairman of the Board of Trustees of the Cancer Research Institute and a member of the Board of Directors of various private companies in the healthcare and life sciences industry. He holds a B.A. degree from Princeton University.
  James C. Blair, Ph.D.
     James C. Blair, Ph.D., age 67, has served as a member of Volcano’s Board of Directors since February 2001. He has served as a partner at Domain Associates, a venture capital firm, since its founding in 1985. Dr. Blair is an advisor to the Department of Molecular Biology at Princeton University and an advisor to the Department of Bioengineering at the University of Pennsylvania. Dr. Blair serves on the Board of Directors of the Prostate Cancer Foundation, NuVasive, Inc., a medical technology company, Pharmion Corporation, a pharmaceutical company, Cadence Pharmaceuticals, Inc., a pharmaceutical company, Novacea, Inc., a pharmaceutical company and various private companies. He holds a B.S. in Electrical Engineering from Princeton University and an M.S. and a Ph.D. in Electrical Engineering from the University of Pennsylvania.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2008 Annual Meeting
  Olav B. Bergheim
     Olav B. Bergheim, age 57, one of Volcano’s founders, has served as the Chairman of Volcano’s Board of Directors since February 2001. He is currently the managing director of Fjord Ventures LLC, a venture capital firm, which he founded in 2005. From August 1995 to January 2005, Mr. Bergheim served as a venture partner and then a general partner at Domain Associates, a venture capital firm. Mr. Bergheim currently serves on the Board of Directors of various private companies in the life sciences industry. Mr. Bergheim holds a B.S. and an M.S. in Pharmacy at the University of Oslo and completed the Executive Business Administration Program at the University of Virginia.
  Connie R. Curran, RN, Ed.D.
     Connie R. Curran, RN, Ed.D., age 59, has served as a member of Volcano’s Board of Directors since April 2007. She is currently the President of Curran Associates, a healthcare consulting company. From September 2003 to July 2006, Dr. Curran served as the Executive Director of C-Change, formerly the National Dialogue on Cancer, a health advocacy organization. From February 2002 until September 2003, Dr. Curran engaged in various consulting activities. From 1995 to 2000, Dr. Curran served as President and Chief Executive Officer of CurranCare, LLC, a healthcare consulting company. Upon the acquisition of CurranCare by Cardinal Health Consulting Services, a consulting company with expertise in surgical services, hospital operations and case management and home care, in November 2000, Dr. Curran served as the President of Cardinal Health Consulting Services until February 2002. Dr. Curran currently serves on the boards of directors at Hospira, Inc., a specialty pharmaceuticals company, and DeVry Inc., an education company. Dr. Curran holds a master’s degree in medical-surgical nursing from DePaul University, a doctorate in educational psychology from Northern Illinois University and is also a graduate of the Harvard Business School program for company owners and presidents.
Directors Continuing in Office Until the 2009 Annual Meeting
  R. Scott Huennekens
     R. Scott Huennekens, age 43, has served as Volcano’s President and Chief Executive Officer and as a member of Volcano’s Board of Directors since April 2002. From January 2000 to March 2002, Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a medical imaging company. Mr. Huennekens holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Harvard University.
  Lesley H. Howe
     Lesley H. Howe, age 62, has served as a member of Volcano’s Board of Directors since October 2005. Since December 2001, he has served as Chief Executive Officer at Consumer Networks LLC, an Internet marketing and promotions company. Mr. Howe currently serves on the Board of Directors of dj Orthopedics, Inc., a medical technology company, P.F. Chang’s China Bistro, Inc., an owner and operator of restaurants, and NuVasive, Inc., a medical technology company. From July 1967 to September 1997, Mr. Howe held several positions at KPMG Peat Marwick LLP, an international auditing and accounting firm, and served as area managing partner/managing partner of their Los Angeles office from May 1994 to September 1997. Mr. Howe holds a B.S. in Accounting from the University of Arkansas and is a certified public accountant.
  Ronald A. Matricaria
     Ronald A. Matricaria, age 64, has served as a member of Volcano’s Board of Directors since October 2005. He served as Chairman of St. Jude Medical, Inc. from January 1995 to December 2002, and as President and Chief Executive Officer from April 1993 to May 1999. Mr. Matricaria currently serves on the boards of directors of Invitrogen Corporation, a life sciences company, VistaCare, Inc., a provider of hospice services and Hospira, Inc., a specialty pharmaceuticals company. He is also Trustee emeritus of the University of Minnesota Foundation. Mr. Matricaria holds a bachelor’s degree from the Massachusetts College of Pharmacy and was awarded an honorary doctorate degree in Pharmacy in recognition of his contribution to the practice of pharmacy.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of The Board of Directors and its Committees
     As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Volcano’s Board of Directors consults with Volcano’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.
     Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Volcano, Volcano’s senior management and Volcano’s independent registered public accounting firm, the Board of Directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Ferrer, Dr. Blair, Mr. Bergheim, Dr. Curran, Mr. Howe and Mr. Matricaria. In making this determination, the Board of Directors found that none of the these directors or nominees for director had a material or other disqualifying relationship with Volcano. Mr. Huennekens, Volcano’s President and Chief Executive Officer, is not an independent director by virtue of his employment with Volcano. All of the committees of Volcano’s Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent within the meaning of the applicable Nasdaq listing standards.
Information Regarding the Board of Directors and its Committees
     The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. Each of these committees has a written charter approved by Volcano’s Board of Directors. The follow table provides membership and meeting information for fiscal year 2006 for each of the Board of Directors committees:

Corporate
	Audit	Compensation	Governance
Non-Employee Directors
Olav B. Bergheim	X		X*
Robert J. Adelman, M.D. (1)	X
James C. Blair, Ph.D.		X
S. Ward Casscells, M.D. (2)			X
Carlos A. Ferrer		X
Lesley H. Howe	X*		X
Ronald A. Matricaria		X*
Connie R. Curran, RN, Ed.D. (3)	X

Employee Directors
R. Scott Huennekens

Total meetings in fiscal year 2006	7	3	3

*	Committee Chairperson

(1)	Dr. Adelman is not standing for reelection to Volcano’s Board of Directors and will cease to be a member of the Audit Committee when his term of office expires on the date of the annual meeting.

(2)	Dr. Casscells resigned from Volcano’s Board of Directors and Corporate Governance Committee effective April 12, 2007.

(3)	Dr. Curran was elected to the Board of Directors to fill the vacancy created by the resignation of Dr. Casscells, and was appointed to the Audit Committee, each effective April 26, 2007.
     Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Volcano.
Audit Committee
     The Audit Committee of Volcano’s Board of Directors monitors and oversees Volcano’s corporate accounting and financial reporting processes and audits of Volcano’s financial statements. For this purpose, the Audit Committee performs several functions. In particular, the Audit Committee has the full power and authority to:
•	review and discuss with management and the independent registered public accounting firm Volcano’s annual audited financial statements;

•	review and discuss with management Current Reports on Form 8-K relating to financial and accounting matters, or as requested by the Board of Directors;

•	in consultation with the management and the independent registered public accounting firm, consider the integrity of Volcano’s financial reporting processes and controls;

•	review with management and the independent registered public accounting firm any material financial reporting issues and judgments;

•	discuss with management and the independent registered public accounting firm any disagreements that may arise between them regarding financial reporting;

•	review and approve any “non-GAAP” financial disclosures (including but not limited to pro forma financial disclosures) prior to their release by Volcano;

•	review and discuss with management any off-balance sheet financing arrangements to which Volcano is a party;

•	discuss with the independent registered public accounting firm any material correcting adjustments that have been identified by the independent registered public accounting firm and made to conform to GAAP;

•	select, appoint, determine funding for, and oversee the independent registered public accounting firm for Volcano;

•	prior to the audit, review the independent registered public accounting firm’s audit plan;

•	evaluate the performance of the independent registered public accounting firm and, if so determined by the Audit Committee, replace the independent registered public accounting firm;

•	review and evaluate the lead partner of the independent registered public accounting firm’s team;

•	oversee Volcano’s internal audit function, including review of the appointment and replacement of senior personnel and review of related reports to management;

•	establish procedures for (a) the receipt, retention, and treatment of complaints received by Volcano regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of Volcano or any of its subsidiaries of concerns regarding questionable accounting or auditing matters; and

•	perform any other activities consistent with the Audit Committee’s charter, Volcano’s Certificate of Incorporation (as such may be amended or amended and restated from time to time), Volcano’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.
     Four directors currently comprise the Audit Committee: Mr. Bergheim, Mr. Howe, Dr. Adelman and Dr. Curran. Dr. Adelman will cease to be a member of the Audit Committee when his term of office expires on the date of the annual meeting. The Audit Committee has adopted a written charter that is available to stockholders in the Governance section of Volcano’s website at http://www.volcanocorp.com. Volcano’s Board of Directors has reviewed the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of Volcano’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Volcano’s Board of Directors has also determined that Mr. Howe qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
Audit Committee Report(1)
     During fiscal year 2006, the Audit Committee of the Board of Directors reviewed the quality and integrity of Volcano’s consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its independent registered public accounting firm and other significant financial matters.
     The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, Volcano’s independent registered public accounting firm, Volcano’s audited consolidated financial statements. The Audit Committee has discussed with Ernst & Young LLP, during the 2006 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board or PCAOB, in Rule 3200T.
     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with Ernst & Young LLP its independence from Volcano. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that Volcano’s audited consolidated financial statements be included in Volcano’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

AUDIT COMMITTEE
Lesley H. Howe, Chair
Robert J. Adelman, M.D.
Olav B. Bergheim
Connie R. Curran, RN, Ed.D.(2)

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Volcano under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that Volcano specifically incorporates this report by reference in any such filing.

(2)	Dr. Curran was elected to the Board of Directors, and appointed to the Audit Committee, each effective April 26, 2007.

Compensation Committee
     The Compensation Committee of Volcano’s Board of Directors evaluates and approves the compensation plans, policies and programs of Volcano that pertain to all employees, officers and members of the Board of Directors. Among other things, the Compensation Committee:
•	evaluates the compensation of the Chief Executive Officer, other executive officers and directors;

•	makes decisions with respect to the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, periodically evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and sets the Chief Executive Officer’s compensation level based upon such evaluations;

•	makes decisions for the Board of Directors with respect to the compensation of all officers of Volcano who are subject to Section 16 of the Exchange of 1934, as amended, and all directors of Volcano;

•	reviews and approves, when, and if appropriate, a Director Compensation Policy or revisions to the same;

•	reviews and approves a compensation strategy to be applied by the Chief Executive Officer in determining base salary and incentives for all officers and employees of Volcano other than the executive officers;

•	reviews and approves equity compensation grants, including stock options, stock appreciation rights, phantom stock and restricted stock, for officers, directors and employees of Volcano;

•	produces an annual report on executive compensation for inclusion in Volcano’s proxy statement (and Annual Report on Form 10-K, as appropriate), in accordance with applicable rules and regulations;

•	evaluates its performance in fulfilling its duties and responsibilities under the Compensation Committee’s charter and, as it deems appropriate, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board of Directors for approval; and

•	performs such other responsibilities as may be delegated by the Board of Directors.
     Three directors currently comprise the Compensation Committee: Dr. Blair, Mr. Ferrer and Mr. Matricaria. All members of Volcano’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee has adopted a written charter that is available to stockholders in the Governance section of Volcano’s website at http://www.volcanocorp.com.
Compensation Committee Processes and Procedures
     Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Volcano, as well as authority to obtain, at the expense of Volcano, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

     During the first quarter of 2007, the Compensation Committee engaged DolmatConnell & Partners as compensation consultants. The Compensation Committee requested that DolmatConnell & Partners:
•	evaluate the efficacy of Volcano’s existing compensation strategy and practices in supporting and reinforcing Volcano’s long-term strategic goals; and

•	assist in refining Volcano’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
     As part of its engagement, DolmatConnell & Partners was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, DolmatConnell & Partners has or will conduct individual interviews with members of the Compensation Committee and senior management to learn more about Volcano’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which Volcano competes. DolmatConnell & Partners intends to develop recommendations that will be presented to the Compensation Committee for its consideration.
     Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2007, the Compensation Committee formed a Stock Option Committee, currently composed of R. Scott Huennekens, our President and Chief Executive Officer and John T. Dahldorf, our Chief Financial Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of Volcano. The purpose of this delegation of authority is to enhance the flexibility of option administration within Volcano and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by Volcano’s Board of Directors or Compensation Committee
     Historically, the Compensation Committee has generally made adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Volcano’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant
     The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2006 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
Compensation Committee Interlocks and Insider Participation
     During the year ended December 31, 2006, Volcano’s Compensation Committee was comprised of Mr. Matricaria, Dr. Blair and Mr. Ferrer. None of the members of Volcano’s Compensation Committee has at any time been one of Volcano’s officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on Volcano’s Board of Directors or Compensation Committee.

Compensation Committee Report(1)
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Volcano’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE
Ronald A. Matricaria, Chair
James C. Blair, Ph.D.
Carlos A. Ferrer

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Volcano under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that Volcano specifically incorporates this report by reference in any such filing.
Corporate Governance Committee
     The Corporate Governance Committee of Volcano’s Board of Directors is responsible for, among other things:
•	identifying individuals qualified to become members of the Board of Directors;

•	reviewing the qualifications of candidates and selecting the director nominees for each annual meeting of stockholders;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines;

•	planning for and assisting in the transition of directors on and off the Board of Directors;

•	providing a review function for members of the Board of Directors;

•	helping prepare for management succession; and

•	leading the Board of Directors in complying with its corporate governance guidelines.
     Following Dr. Casscells’ resignation from our Board of Directors in April 2007, two directors currently comprise the Corporate Governance Committee: Mr. Bergheim and Mr. Howe. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Corporate Governance Committee has adopted a written charter that is available to stockholders in the Governance section of Volcano’s website at http://www.volcanocorp.com.
     The Corporate Governance Committee is responsible for the recruitment of new Board of Directors members. With respect to the qualifications of potential members of the Board of Directors, the Corporate Governance Committee identifies the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board of Directors and utilizes such criteria in the Corporate Governance Committee’s selection of new director candidates. The Corporate Governance Committee also considers the desire for the Board of Directors to consist of individuals from varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. The Corporate Governance Committee conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates, considers Volcano’s policy regarding the criteria for nomination to the Board of Directors and shall actively recruit qualified individuals to ensure Volcano’s compliance with all legal and regulatory requirements applicable to the corporate governance of Volcano. The Corporate Governance Committee then identifies potential candidates, for which purpose it may, if it deems appropriate, engage a professional search firm. To date, Volcano has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Corporate Governance Committee meets to discuss and consider such candidates qualifications. The Corporate Governance Committee conducts meetings with potential candidates being considered to serve as members of the Board of Directors and inform such candidates of the obligations and responsibilities of serving on the Board of Directors and each committee of the Board of Directors, and confirm the willingness of such candidates to accept such obligations and responsibilities. The Corporate Governance Committee selects, or recommends for the Board of Directors’ selection, director nominees for the Board of Directors and directors for each committee of the Board of Directors.
     The Corporate Governance Committee will consider, but not necessarily recommend to the Board of Directors, director candidates recommended by stockholders. The Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation by certified mail only, c/o the Secretary, at the following address: Volcano Corporation, 2870 Kilgore Road, Rancho Cordova, CA 95670. Recommendations must be delivered no sooner than 120 days and no later than 90 days prior to the anniversary date of the preceding year’s annual meeting of stockholders. However, in the event that the date of the 2008 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2007 Annual Meeting of Stockholders, that such recommendation will be timely if it is delivered not later than the last to occur of the close of business on (a) the 90th day prior to the 2008 Annual Meeting of Stockholders or (b) the 10th day following the day on which Volcano first makes a public announcement of the date of the 2008 Annual Meeting of Stockholders. Subject to the requirements set forth in Volcano’s bylaws, submissions must include the full name, age, business address and residence address of the proposed nominee, the principal occupation or employment of the proposed nominee, a description of any and all arrangements or understandings between the stockholder and the proposed nominee, and complete contact information with regard to the stockholder. To date, the Corporate Governance Committee has not received a timely recommended director nominee from a stockholder or stockholders holding more than 5% of Volcano’s voting stock.
Voting for Directors
     As part of Volcano’s continuing efforts to enhance corporate governance procedures, Volcano’s Board of Directors has amended Volcano’s bylaws to provide for plurality voting of directors regarding director elections. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Corporate Governance Committee will consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board of Directors will promptly disclose their decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that Volcano press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer.
Stockholder Communications with the Board of Directors
     Volcano’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors or an individual director concerning Volcano may do so by sending written communications addressed to the Board of Directors, or an individual director, care of: Volcano Corporation at 2870 Kilgore Road, Rancho Cordova, CA 95670. The envelope should indicate that it contains a stockholder communication. Each such communication will be forwarded to the director or directors to whom the communication was addressed.
Meetings of the Board of Directors
     Volcano’s Board of Directors met seven times during the last fiscal year. All directors except Carlos Ferrer attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which each director served, held during the period for which each individual was a director or committee member, respectively.
Code Of Business Conduct and Ethics
     Volcano has adopted the Volcano Corporation Code of Business Conduct and Ethics, a code of ethics that applies to all of Volcano’s officers, directors, employees and consultants, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on Volcano’s website at http://www.volcanocorp.com. If Volcano makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, Volcano will promptly disclose the nature of the amendment or waiver on its website, or as otherwise required by applicable law, rules or regulations.

PROPOSAL NO. 2
AMENDMENT OF THE 2005 EQUITY COMPENSATION PLAN
     In April 2007, the Board of Directors approved certain amendments, as described below, to Volcano’s 2005 Equity Compensation Plan, subject to the approval of Volcano’s stockholders at the annual meeting. The following summary of the principal features of the 2005 Equity Compensation Plan is qualified by reference to the terms of the 2005 Equity Compensation Plan, the full text of which is set forth as Appendix A, and is substantially in the form in which it will take effect if this Proposal No. 2 is approved by the stockholders.
Description of Amendments
     We are requesting that our stockholders approve an increase in the number of shares of Common Stock available for issuance under the 2005 Equity Compensation Plan from the current reserve of 8,162,558 shares to 11,662,558 shares – an addition of 3,500,000 shares. In addition, we are requesting that the stockholders approve certain limits on the number of shares that may be made subject to stock options and performance-based stock awards in any calendar year to any individual, and the performance metrics that can be used as the basis for the granting of performance-based stock awards, so that Volcano can preserve, to the greatest extent possible, the deductibility of equity-based compensation granted under the plan.
2005 Equity Compensation Plan
     Volcano’s Board of Directors initially adopted and Volcano’s stockholders approved the 2005 Plan in October 2005. Volcano’s Board of Directors has the authority to amend the 2005 Plan without approval of Volcano’s stockholders provided such action does not impair the rights of any participant or require stockholder approval under applicable laws or the requirements of the plan. The 2005 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to Volcano’s employees and to Volcano’s subsidiary corporations’ employees and for the grant of nonstatutory stock options, restricted stock awards, which may be “qualified performance-based compensation” under Section 162(m) of the Code, restricted stock units and stock appreciation rights to Volcano’s employees, directors and consultants and employees, directors and consultants of Volcano’s subsidiaries.
     Up to eleven million six hundred sixty-two thousand, five hundred and fifty-eight (11,662,558) shares of common stock may be issued pursuant to awards granted under the 2005 Plan. The maximum number of shares reserved for issuance consists of (i) the current share reserve of eight million one hundred sixty-two thousand five hundred fifty-eight (8,162,558) shares and (ii) an additional three million five hundred thousand (3,500,000) shares of common stock.
     As of March 31, 2007, options to purchase approximately five million one hundred fifty-nine thousand four hundred sixty-six (5,159,466) shares of common stock were outstanding in the aggregate under the 2005 Plan and the 2000 Plan, and approximately one million two hundred fifty-six thousand eight hundred sixty-five (1,256,865) share remained available for future awards under the 2005 Plan.
     All shares remaining available for issuance under the 2000 Plan when the 2005 Plan was approved by our stockholders became available for issuance under the 2005 Plan in October 27, 2005 when the 2005 Plan was approved by our stockholders, and any shares issued upon the exercise of awards outstanding under the 2000 Plan reduce the number of shares available for issuance under the 2005 Plan. As of March 31, 2007, there were options covering an aggregate of three million five hundred eleven thousand three hundred eighty-six (3,511,386) shares of common stock outstanding and unexercised under the 2000 Plan.
     Volcano’s Board of Directors or a duly authorized committee of the Board of Directors administers the 2005 Plan. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon the exercise. With respect to options held by a person subject to Section 16 of the Exchange Act, the administrator may not amend existing awards to reduce their exercise price nor may the administrator institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a lower exercise price.
     The administrator determines the exercise price of options granted under the 2005 Plan, but with respect to all options, the exercise price must at least be equal to the fair market value of Volcano’s common stock on the date of grant. The term of an option may not exceed seven years. With respect to an incentive stock option granted to any participant who owns 10% of the voting power of all classes of Volcano’s outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.
     After termination, an employee, director or consultant, may exercise his or her option for the period of time as the administrator may determine. Generally, if termination is due to death or disability, the option will remain exercisable for one year. If termination is due to misconduct or breach of an employment agreement with Volcano, the option will terminate on the date of termination of employment by or service to Volcano. In all other cases, the option will generally remain exercisable for ninety days. However, an option generally may not be exercised later than the expiration of its term.
     Stock appreciation rights may be granted under the 2005 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Volcano’s common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of Volcano’s common stock, or a combination thereof.
     Restricted stock awards and restricted stock units may be granted under the 2005 Plan. Restricted stock awards and restricted stock units are award covering shares of Volcano’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares subject to the award granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals (as described below). Shares of restricted stock that do not vest are subject to Volcano’s right of repurchase or forfeiture.
     Unless the administrator provides otherwise, the 2005 Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.
     Volcano’s 2005 Plan provides that in the event of Volcano’s change in control the administrator will provide written notice of such change in control to each recipient, all outstanding options and stock appreciation rights will automatically accelerate and become fully exercisable and the restrictions on all restricted stock awards will immediately lapse. If Volcano is not the surviving corporation or if Volcano survives only as a subsidiary of another corporation each recipient will have the right to elect within 30 days of receiving the notice described above to either have the successor corporation or its parent or subsidiary assume or substitute an equivalent award for each outstanding award or surrender his or her award in exchange for a payment, in cash or shares of Volcano’s common stock as elected by the recipient, in an amount equal to the amount by which the then fair market value of the shares of Volcano’s common stock underlying his or her award exceeds the exercise price or base amount of the unexercised award.
     Volcano’s 2005 Plan will automatically terminate in 2015, unless Volcano terminates it sooner. In addition, Volcano’s Board of Directors has the authority to amend, suspend or terminate the 2005 Plan without approval of Volcano’s stockholders provided such action does not impair the rights of any participant or require stockholder approval under applicable laws or requirements.
Federal Income Tax Information
     The following is a summary of the principal United States federal income taxation consequences to participants and Volcano with respect to participation in the 2005 Plan. This summary is not exhaustive, and does not discuss state, local or foreign tax laws.
     Incentive Stock Options
     An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and more than one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, Volcano is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.
     Nonstatutory Stock Options
     No taxable income is recognized by an optionee upon the grant of a nonstatutory stock option. Upon exercise, the optionee will recognize ordinary income equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Volcano will be entitled to an income tax deduction in the tax year in which the optionee recognizes the ordinary income. When the optionee disposes of shares granted as a nonstatutory stock option, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
     Restricted Stock Awards and Restricted Stock Units
     A participant generally will not have taxable income upon grant, unless the participant was granted restricted stock and elects to be taxed at the time of grant. A participant will recognize taxable ordinary income equal to the fair market value of the shares at the time they vest less the amount paid for the shares (if any). Generally, Volcano will be entitled to an income tax deduction in the year in which the ordinary income is recognized by the participant.
     Stock Appreciation Rights
     No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Generally, Volcano will be entitled to an income tax deduction in the year in which the ordinary income is recognized by the participant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
     Section 162(m)
     Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. It is possible that compensation attributable to 2005 Plan awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any given year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation if certain steps are taken by the corporation.
     In order to preserve, to the greatest extent possible, our tax deductions on stock awards granted under the 2005 Plan, Section 162(m) of the Code requires that our stockholders approve certain limitations on these awards. Therefore, the 2005 Plan provides that no person may be granted stock options covering more than 1,000,000 shares of common stock during any calendar year. In addition, no person may be granted performance stock awards (including restricted stock awards and restricted stock units) covering more than 1,600,000 shares of common stock during any calendar year.
     In granting performance-based stock awards that are intended to comply with Section 162(m), Volcano will use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
     Stockholder approval of this Proposal No. 2 will also constitute approval of the two respective share limitations, and the performance criteria to be used in connection with performance-based stock awards, for purposes of Section 162(m) of the Code.

     2005 Equity Compensation Plan Benefits
     We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the 2005 Plan. The following table sets forth information about awards granted under the 2005 Plan in prior fiscal years to the named executive officers, all current executive officers as a group, all non-employee directors as a group, and all non-executive employees and consultants (including all current officers who are not executive officers) as a group (approximately 213 people). On April 20, 2007, the last reported sales price of our common stock on the Nasdaq Global Market was $21.45.

2005 Equity Compensation Plan
	Weighted Average
	Exercise Price	Number of Shares Subject
Name	($)	to Awards
R. Scott Huennekens Chief Executive Officer and President	19.11	160,000

John T. Dahldorf Chief Financial Officer	19.11	70,000

Vincent J. Burgess Vice President of Business Development and Marketing	19.11	70,000

Michel E. Lussier Managing Director of Volcano Europe	19.11	40,000

Jorge J. Quinoy Vice President of Global Sales	19.11	45,000

John F. Sheridan Executive Vice President of Research and Development and Operations	19.11	70,000

Executive Group	19.11	455,000

Non-Executive Director Group	8.36	36,362

Non-Executive Officer Employee Group	14.62	1,227,691
Vote Required
     A majority of the shares present, in person or represented by proxy and entitled to vote at the annual meeting must vote “FOR” the amendment of the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The amendment of the 2005 Plan will not go into effect if our stockholders do not vote FOR the amendment of the 2005 Plan. Please vote as soon as possible.
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3
APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN
     In April 2007, the Board of Directors adopted Volcano’s 2007 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval.
     The purpose of the Purchase Plan is to allow eligible employees of Volcano (and the employees of any of Volcano’s subsidiary companies designated by the Board of Directors to participate in the Purchase Plan) to purchase shares of Common Stock at periodic purchase dates through their accumulated payroll deductions at a modest discount from fair market value. The Board of Directors believes the Purchase Plan helps attract, motivate, and retain the best available talent suitable for Volcano’s success while also aligning the interests of our employees with those of our stockholders.
     The terms and provisions of the Purchase Plan are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan, in substantially the form in which it will take effect if this Proposal No. 3 is approved by the stockholders, has been filed with the SEC as an attachment to this proxy statement as Appendix B and may be accessed from the SEC’s home page at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Secretary, Volcano Corporation, 2870 Kilgore Road, Rancho Cordova, California 95670.
     The following is a summary of the material features of the Purchase Plan:
     Purpose
     The purpose of the Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase Volcano’s Common Stock through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those persons to exert maximum efforts toward Volcano’s success. All of the approximately 505 employees of Volcano are eligible to participate in the Purchase Plan.
     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.
     Administration
     The Board of Directors administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted thereunder. The Board of Directors has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase Volcano’s Common Stock, and whether employees of any of Volcano’s subsidiary companies will be eligible to participate in the Purchase Plan.
     The Board of Directors has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board of Directors. As used herein with respect to the Purchase Plan, the “Board of Directors” refers to any committee the Board of Directors appoints as well as to the Board of Directors itself.
     Stock Subject to Purchase Plan
     Subject to approval of this Proposal No. 3, an aggregate of 500,000 shares of Common Stock are reserved for issuance under the Purchase Plan. In addition, the number of shares of Common Stock available for issuance under the Plan will automatically increase on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, in an amount equal to the lesser of (i) one and one-half percent (1.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) 600,000 shares of Common Stock. The Board of Directors may act before the first day of any calendar year to provide that there will be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.
     Offering Periods
     Shares of Common Stock are offered under the Purchase Plan through a series of offering periods of such duration as determined by the Board of Directors, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates as determined by the Board of Directors prior to the commencement of that offering period. The Board of Directors has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of Common Stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of Common Stock, subject to certain limitations.
     Eligibility
     Any person who is employed on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in Volcano’s continuous employment for such continuous period preceding the first day of the offering period as the Board of Directors may require, but in no event may the required period of continuous employment be greater than two years. The Board of Directors may provide in any offering that certain of Volcano’s employees who are “highly compensated” as defined in the Code are not eligible to participate in the Purchase Plan.
     However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Volcano or of any of Volcano’s subsidiary companies (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, no employee may purchase more than $25,000 worth of Volcano’s Common Stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding.
     Participation in the Plan
     Eligible employees enroll in the Purchase Plan by delivering to Volcano, prior to the date selected by the Board of Directors as the beginning of the offering period, an agreement authorizing payroll deductions of up to 15% of such employees’ compensation during the offering period.
     Purchase Price
     The purchase price per share at which shares of Common Stock are sold on each purchase date during an offering period shall not be less than the lesser of (a) 85% of the fair market value per share of Common Stock on the first day of the offering, or (b) 85% of the fair market value per share of Common Stock on that purchase date.
     Payment of Purchase Price; Payroll Deductions
     The purchase price of the shares is funded by payroll deductions accumulated over the offering period. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board of Directors provides in the offering. A participant may not increase such payroll deductions after the beginning of any purchase period during an offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with Volcano’s general funds. A participant may make additional payments into such account only as specifically provided for in the offering and only if the participant has not exceeded certain limitations under the Purchase Plan or such offering period.
     Purchase of Stock
     By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board of Directors may specify a maximum number of shares of Common Stock an employee may purchase and the maximum aggregate number of shares of Common Stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board of Directors will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the next purchase date at the applicable price. See “Withdrawal” below.
     Withdrawal
     Participants may withdraw from a given offering period by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering except as otherwise provided by the Board of Directors. Upon such withdrawal, Volcano will refund accumulated payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.
     Termination of Employment
     Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, and Volcano will refund all accumulated payroll deductions to the terminated employee without interest.
     Restrictions on Transfer
     Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.
     Changes in Capitalization
     In the event that there is any change to the outstanding Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by Volcano), appropriate adjustments will be made to (a) the class(es) and maximum number of shares of Common Stock subject to the Purchase Plan, (b) the class(es) and number of shares and price per share in effect under each outstanding purchase right, and (c) the number of shares and purchase limits of all outstanding purchase rights.
     Effect of Certain Corporate Transactions
     In the event of certain significant corporate transactions, any surviving or acquiring corporation may assume or substitute similar purchase rights for those outstanding under the Purchase Plan. If the surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be applied to the purchase of shares of Common Stock immediately prior to the corporate transaction, and such purchase rights will terminate immediately thereafter.
     Termination and Amendment
     The Board of Directors may suspend or terminate the Purchase Plan at any time. The Board of Directors may amend the Purchase Plan at any time, subject to stockholder approval as required by applicable law. Purchase rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such purchase rights were granted.
     Federal Income Tax Information
     The following is a summary of the principal United States federal income taxation consequences to participants and Volcano with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

     The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were paid directly to the participants. However, no taxable income will be recognized by a participant, and no deductions will be allowable to Volcano, upon either the grant or exercise of purchase rights. Taxable income is not recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan.
     If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Volcano will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.
     If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) fifteen percent (15%) of the fair market value of the shares at the beginning of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Volcano will not be entitled to an income tax deduction with respect to such disposition.
     New Plan Benefits
     As of April 20, 2007, no purchase rights had been granted and no shares of common stock had been issued under the Purchase Plan. As of April 20, 2007, the closing price of our common stock was $21.45 per share. The effectiveness of the Purchase Plan is dependent on receiving stockholder approval. Since benefits under the Purchase Plan will depend on the fair market value of our common stock at various future dates and individual participants’ participation elections, it is not possible to determine the benefits that will be received under the Purchase Plan.
Vote Required
     Stockholders are hereby requested to approve the adoption of the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Volcano’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and the Board of Directors has directed management to submit the selection of Ernst & Young LLP as Volcano’s independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited Volcano’s financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither Volcano’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Volcano’s independent registered public accounting firm. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Volcano and its stockholders.
     Stockholder approval of this Proposal No. 4 requires a “For” vote from at least a majority of the shares represented and voting either in person or by proxy at the annual meeting on this Proposal No. 4 (which shares voting “For” also constitute at least a majority of the required quorum).
ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.
     Principal Accountant Fees and Services
     The following table sets forth the aggregate fees charged to Volcano by Ernst & Young LLP for audit services rendered in connection with the audited consolidated financial statements and reports and other services rendered during the 2006 and 2005 fiscal years to Volcano and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category:	Fiscal 2006	Fiscal 2005
Audit Fees	$2,112,000	$937,000
Audit-Related Fees	2,500	2,500

Total Fees	$2,114,500	$939,500

     Audit Fees: Consists of fees for professional services in connection with the audit of Volcano’s annual consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q, SEC and other regulatory filings, and accounting consultations. The 2006 audit fees include $1,115,000 of fees billed in connection with Volcano’s initial public offering in June 2006 and its follow-on offering in December 2006.
     Audit-Related Fees: Consists of fees for other audit-related professional services.
     Pre-Approval Policies and Procedures

     Volcano’s Audit Committee, or the Audit Committee chairperson, pre-approves all audit and permissible non-audit services provided by Ernst & Young LLP, Volcano’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging Ernst & Young LLP to render an audit or permissible non-audit service, the Audit Committee, or the Audit Committee chairperson, specifically approves the engagement of Ernst & Young LLP to render that service. The Audit Committee chairperson can pre-approve any services, provided, however, that the Audit Committee is advised immediately and, at its next scheduled meeting, the Audit Committee ratifies any services pre-approved by the Audit Committee chairperson. Accordingly, Volcano does not engage Ernst & Young LLP to render audit or permissible non-audit services pursuant to pre-approval policies and procedures or otherwise, unless the engagement to provide such services has been approved by Volcano’s Audit Committee, or the Audit Committee chairperson, in advance. Volcano’s Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

EXECUTIVE OFFICERS
     The names and business experience of Volcano’s executive officers who are not also directors are set forth below, as of March 31, 2007:

Name	Age	Position

John T. Dahldorf	50	Chief Financial Officer and Secretary
Vincent J. Burgess	42	Vice President of Business Development and Marketing
John F. Sheridan	51	Executive Vice President of Research and Development and Operations
Jorge J. Quinoy	52	Vice President of Global Sales
Michel E. Lussier	50	Managing Director of Volcano Europe
  John T. Dahldorf
     John T. Dahldorf has served as Volcano’s Chief Financial Officer and Secretary since July 2003. From March 2002 to December 2002, Mr. Dahldorf served as Co-Chief Executive Officer of Digirad Corporation, a medical imaging company, where he also served as the Chief Financial Officer from November 2001 to December 2002. From March 1999 to November 2001, Mr. Dahldorf served as the Finance Director of Arrow Electronics, Inc., a distributor of electronic components and computer products. Mr. Dahldorf holds a B.B. in Finance and an M.B.A. from Western Illinois University.
  Vincent J. Burgess
     Vincent J. Burgess has served as Volcano’s Vice President of Business Development and Marketing since August 2002. From May 1994 to June 2002, Mr. Burgess served as Vice President of Sorrento Associates, Inc., which is the general partner of Sorrento Ventures, a venture capital firm. Mr. Burgess holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from the University of California, Los Angeles.
  John F. Sheridan
     John F. Sheridan has served as Volcano’s Executive Vice President of Research and Development and Operations since November 2004. From May 2002 to May 2004, Mr. Sheridan served as Executive Vice President of Operations at CardioNet, Inc., a medical technology company. From March 1998 to May 2002, he served as Vice President of Operations at Digirad Corporation, a medical imaging company. Mr. Sheridan holds a B.S. degree in Chemistry from the University of West Florida and an M.B.A. from Boston University.
  Jorge J. Quinoy
     Jorge J. Quinoy has served as Volcano’s Vice President of Global Sales since July 2003. From August 2001 to July 2003, Mr. Quinoy served as the Vice President of Sales for Jomed, Inc., a medical technology company. From January 2001 to August 2001, Mr. Quinoy served as the Vice President of Sales for Altiva Corporation, a medical technology company. From 1999 to 2000, Mr. Quinoy served as Vice President of Sales for Medtronic AVE, Inc. Mr. Quinoy holds a B.S. in Public Relations and Marketing from the University of Florida.
  Michel E. Lussier
     Michel E. Lussier has served as Managing Director of Volcano Europe since March 2006. From July 2002 to March 2006, Mr. Lussier served as Volcano’s Vice President, General Manager of Europe, Africa and Middle East Operations. In February 2002, Mr. Lussier founded MedPole S.A./ N.V., a European distribution incubator for medical device start up companies located in Brussels. From October 1998 to January 2002, Mr. Lussier served as the Vice President and General Manager, Europe of Novoste Corp., a medical technology company. Mr. Lussier holds a B.S. in Electrical Engineering and an M.S. in Biomedical Engineering from the University of Montreal and an M.B.A. from INSEAD.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to beneficial ownership of Volcano’s common stock, as of March 31, 2007, by (i) each beneficial owner known by Volcano to be the beneficial owner of 5% or more of the outstanding shares of Volcano’s common stock, (ii) each of Volcano’s named executive officers, (iii) each of Volcano’s directors and nominees for directors and (iv) all of Volcano’s executive officers and directors as a group.
     This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2007 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To Volcano’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Volcano Corporation, 2870 Kilgore Road, Rancho Cordova, California 95670.
     Each stockholder’s percentage ownership is based on 38,309,236 shares of Volcano’s common stock outstanding as of March 31, 2007, adjusted as required by rules promulgated by the Securities and Exchange Commission.

	Beneficial Ownership
	Shares	Percent of Total
5% Stockholders:

Entities affiliated with OrbiMed Advisors, LLC (1) 767 Third Avenue, 30th Floor New York, NY 10017	2,365,683	6.2%

Entities affiliated with Domain Partners V, L.P. (2) One Palmer Square, Suite 515 Princeton, NJ 08542	8,242,163	21.5%

FFC Partners II, L.P. and FFC Executive Partners II, L.P. (3) The Mill 10 Glenville Street Greenwich, CT 06831	3,086,966	8.1%

Capital Research and Management Company (4) 333 South Hope Street Los Angeles, CA 90071	3,081,170	8.0%

Waddell & Reed Financial, Inc. (5) 6300 Lamar Avenue Shawnee Mission, KS 66201	1,960,780	5.1%

Directors and Executive Officers:

Olav B. Bergheim (6)	585,318	1.5%
Robert J. Adelman, M.D. (7)	2,365,683	6.2%
James C. Blair, Ph.D. (8)	8,242,163	21.5%
Connie R. Curran, RN, Ed.D	0	—
Carlos A. Ferrer (9)	3,091,966	8.1%
Lesley H. Howe (10)	30,142	*
Ronald A. Matricaria (11)	78,181	*
R. Scott Huennekens (12)	1,191,203	3.0%
John T. Dahldorf (13)	323,812	*
Vincent J. Burgess (14)	329,090	*
John F. Sheridan (15)	284,999	*
Jorge J. Quinoy (16)	259,468	*
Michel E. Lussier (17)	208,180	*
All directors and executive officers as a group (13 persons) (18)	16,990,205	41.8%

*	Indicates ownership of less than 1%

(1)	Consists of 1,578,832 shares held by Caduceus Private Investments II, LP, 591,146 shares held by Caduceus Private Investments II (QP), LP and 195,705 shares held by UBS Juniper Crossover Fund, LLC. OrbiMed Advisors, LLC acts as investment adviser to UBS Juniper Crossover Fund, LLC. OrbiMed Capital GP II LLC acts as investment adviser to Caduceus Private Investments II LP and Caduceus Private Investments II (QP), LP. Samuel D. Isaly owns controlling interests in OrbiMed Advisors, LLC and OrbiMed Capital GP II LLC and has investment and voting control over these shares. Mr. Isaly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares. Robert J. Adelman, M.D., a member of Volcano’s Board of Directors, is a principal of OrbiMed Advisors, LLC, an affiliate of Caduceus Private Investments II LP, Caduceus Private Investments II (QP), LP and UBS Juniper Crossover Fund, LLC.

(2)	Consists of 3,353,717 shares held by Domain Partners IV, L.P., 4,749,715 shares held by Domain Partners V, L.P., 26,531 shares held by DP IV Associates, L.P., and 112,200 shares held by DP V Associates, L.P. One Palmer Square Associates IV, L.L.C. is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P., and One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates, L.P. The managing members of One Palmer Square Associates IV, L.L.C. are James C. Blair, Ph.D., a member of Volcano’s Board of Directors, Brian H. Dovey, Jesse I. Treu and Kathleen K. Schoemaker. The managing members of One Palmer Square Associates V, L.L.C. are Dr. Blair, Mr. Dovey, Mr. Treu and Ms. Schoemaker. The managing members of One Palmer Square Associates IV, L.L.C. and One Palmer Square Associates V, L.L.C. share voting and investment control over these shares. The managing members of One Palmer Square Associate IV, L.L.C. and One Palmer Square Associates V, L.L.C. disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in such shares.

(3)	Consists of 3,043,146 shares held by FFC Partners II, L.P. and 43,820 shares held by FFC Executive Partners II, L.P. Carlos A. Ferrer, a member of Volcano’s Board of Directors, and David A. Freeman share voting and investment power for these shares as managing members of FFC GP II, LLC and FFC Executive GP II, LLC, which are the general partners of FFC Partners II, L.P. and FFC Executive Partners II, L.P., respectively. Mr. Ferrer and Mr. Freeman disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in such shares.

(4)	As of December 29, 2006, based solely on a Schedule 13G filed with the SEC on February 12, 2007, consists of 3,081,170 shares held by Capital Research and Management Company. SMALLCAP World Fund, Inc. held 2,173,800 of these shares and does not have voting or dispositive power over these shares. Capital Research and Management Company has sole dispositive power with respect to the indicated shares. Capital Research and Management Company disclaims beneficial ownership pursuant to Rule 13d-4.

(5)	As of December 31, 2006, based solely on a Schedule 13G filed with the SEC on February 9, 2007, consists of 1,747,200 shares held by Ivy Investment Management Company and 213,580 shares held by Waddell & Reed Investment Management Company. Waddell & Reed Financial, Inc. has sole voting and dispositive power with respect to the indicated shares.

(6)	Consists of 585,318 shares held by Fjordinvest, LLC. Mr. Bergheim, the chairperson of Volcano’s Board of Directors, is the president of Micro LLC, the managing member of Fjordinvest, LLC and exercises voting and dispositive power over the shares held by Fjordinvest, LLC. Mr. Bergheim disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.

(7)	Represents the shares listed in Note (1) above. Dr. Adelman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)	Represents the shares listed in Note (2) above. Dr. Blair disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(9)	Represents the shares listed in Note (3) above and includes 5,000 shares held by Carlos A. Ferrer 1994 Investment Trust. Mr. Ferrer has investment and voting control over the shares held by Carlos A. Ferrer 1994 Investment Trust. Mr. Ferrer disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(10)	Includes options to purchase 18,181 shares of Volcano common stock within 60 days of March 31, 2007.

(11)	Includes options to purchase 18,181 shares of Volcano common stock within 60 days of March 31, 2007.

(12)	Includes options to purchase 1,175,603 shares of Volcano common stock within 60 days of March 31, 2007.

(13)	Includes options to purchase 323,812 shares of Volcano common stock within 60 days of March 31, 2007.

(14)	Includes options to purchase 106,363 shares of Volcano common stock within 60 days of March 31, 2007.

(15)	Includes options to purchase 284,999 shares of Volcano common stock within 60 days of March 31, 2007.

(16)	Includes 1,000 shares held by Sylvia T. Quinoy as custodian for Michael George Quinoy and 1,000 shares held by Sylvia T. Quinoy as custodian for Alexis Michelle Quinoy. Mr. Quinoy exercises voting and investment power over these shares. Also includes options to purchase 198,635 shares of Volcano common stock within 60 days of March 31, 2007.

(17)	Includes options to purchase 208,180 shares of Volcano common stock within 60 days of March 31, 2007.

(18)	Includes options held by certain executive officers and directors of Volcano to purchase an aggregate of 2,333,954 shares of Volcano common stock within 60 days of March 31, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Volcano’s directors, executive officers and holders of more than 10% of a registered class of Volcano equity securities to file reports with the SEC regarding their ownership and changes in ownership of Volcano stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Volcano with copies of all Section 16(a) forms they file.
     To Volcano’s knowledge, based solely on a review of the copies of such reports furnished to Volcano and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides certain information with respect to all of Volcano’s equity compensation plans in effect as of December 31, 2006:

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,672,408	$2.98	2,298,592 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	4,672,408	$2.98	2,298,592 (1)

(1)	Available for the grant of future rights under Volcano’s 2005 Plan as of December 31, 2006.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     This section discusses the material principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.
     General Philosophy. The compensation of our executive officers is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. Our executive officers’ compensation has three primary components – salary, a discretionary cash incentive bonus, and stock option awards. In addition, we provide our executive officers with benefits that are generally available to our salaried employees. We fix the base salary of each of our executive officers at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. The Compensation Committee reviews and takes into account the base salaries paid by other public and private companies – companies with which we believe we compete for talent. These private and public companies are companies which the Compensation Committee has direct experience and are similarly sized and in an industry similar to ours. We designed the cash incentive bonuses for each of our executive officers to focus them on achieving key operational and/or financial objectives within a yearly time horizon. We use stock options to reward long-term performance; these options are intended to produce significant value for each executive officer if our performance is outstanding and if the executive officer has an extended tenure.
     Our executive officers’ total compensation is determined based on the performance of the company, including annual revenue growth, performance to plan and execution of individual and corporate-wide strategic initiatives. The company establishes a pool for bonuses in conjunction with the preparation of its annual operating budget. Bonus awards are tied to these performance criteria and the bonus pool can be adjusted upward or downward by management based on actual performance throughout the year. Other than for our President and Chief Executive Officer and Chief Financial Officer whose bonuses are in accordance with employment agreements and determined solely by the Compensation Committee, actual bonuses are recommended by management and approved by the Compensation Committee after the end of the fiscal year.
     Role of Our Compensation Committee. Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our equity compensation plans. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of James C. Blair, Ph.D., Carlos A. Ferrer and Ronald A. Matricaria.
     Our Compensation Committee reviews and makes recommendations to our Board of Directors to ensure that our executive compensation and benefit program is consistent with our compensation philosophy. Our Compensation Committee has the full power and authority to, among other things, evaluate our President and Chief Executive Officer, executive officers and Directors, make decisions with respect to corporate goals and objectives relevant to our President and Chief Executive Officer’s compensation, make decisions with respect to the compensation of all of our executive officers and review and approve for each executive officer:
•	the annual base salary level;

•	the annual incentive opportunity level;

•	long-term incentive opportunity level;

•	employment agreements, severance agreements and change in control provisions/agreements; and

•	any special or supplemental benefits.

     Our Compensation Committee has retained the services of DolmatConnell & Partners, a compensation consultant, to review our policies and procedures with respect to executive officer compensation. In addition, DolmatConnell & Partners will review the competitiveness and structure of our executive officers’ and Board of Directors’ compensation programs to ensure that the levels of compensation are appropriately positioned to attract and retain senior management.
     Our Compensation Committee’s current intent is to perform annually a strategic review of our executive officers’ cash compensation and stock and option holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies. Our Compensation Committee’s most recent review occurred in January 2007. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer and our Chief Financial Officer. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our President and Chief Executive Officer. In setting compensation for executive officers, other than the President and Chief Executive Officer and the Chief Financial Officer, the Compensation Committee also considers the performance of the company, including annual revenue growth, performance to plan and execution of individual and corporate-wide strategic initiatives.
     Components of our Executive Officer Compensation. Our executive officer compensation program consists of three principal components: base salary, annual cash bonuses and Long-Term Incentive Compensation. We view the three components of our executive officer compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant. We believe that stock option awards are the primary motivator in attracting and retaining executives, and that salary and cash incentive bonuses are secondary considerations. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive officers’ award to attract and retain that executive officer.
     Base salaries. The annual base salary of R. Scott Huennekens and John T. Dahldorf for 2006 was based on their employment agreements entered into in February 2006. The annual base salary of Michel E. Lussier for 2006 was based on his Management Director Agreement entered into in March 2006. The base salaries of Messrs. Huennekens, Dahldorf and Lussier were determined, in part, based on market data our Human Resources Department compiled from similar-sized companies. Other considerations in determining base salary were the executive officers’ past experience and salary history. The Compensation Committee met in an executive session to review and approve Mr. Huennekens’ salary. In 2006, Messrs. Huennekens’, Dahldorf’s and Lussier’s base salaries were set at $350,000, $250,000 and €256,562, respectively.
     Based on extensive discussions with Mr. Huennekens and Mr. Dahldorf, the Compensation Committee established base salaries for John F. Sheridan, Jorge J. Quinoy and Vincent J. Burgess. These amounts were determined based on levels that we concluded were appropriate based upon salaries for comparable positions within the industry and our general experience. In determining annual salary increases, we take into consideration a combination of comparable salaries within the industry and within similar-sized companies, as well as the overall inflation rate for the executive officer’s home-based country. We do not apply specific formulas to determine increases. Generally, executive salaries are adjusted effective January 1st of each year.
     In 2006, Messrs. Sheridan’s, Quinoy’s and Burgess’ base salaries were set at $231,867, $250,000 and $220,363, respectively.
     Bonuses. Annual cash incentive bonuses for Mr. Huennekens and Mr. Dahldorf are established as part of their respective individual employment agreements. Each of these employment agreements provides that the executive officer will receive a cash incentive bonus determined at the discretion of our Compensation Committee based on individualized objective and subjective criteria. These criteria are established by the Compensation Committee and approved by our Board of Directors on an annual basis, and include specific objectives relating to the achievement of personal and company-wide performance milestones. The target cash incentive bonus amount for each of Mr. Huennekens and Mr. Dahldorf is as follows:
•	R. Scott Huennekens, President and Chief Executive Officer: 50% of base salary

•	John T. Dahldorf, Chief Financial Officer and Secretary: 40% of base salary
     In January 2007, Mr. Huennekens was awarded a cash bonus of $175,000 representing 50.0% of his annual base salary and Mr. Dahldorf was awarded a cash bonus of $80,000 representing 32.0% of his annual base salary, each for their 2006 performance. Messrs. Huennekens’ and Dahldorf’s bonuses were based primarily on our overall financial and corporate performance in 2006 as well their leadership in taking us public. Mr. Lussier is also eligible, at the discretion of Volcano Europe, to receive a variable fee depending on the achievement of overall corporate goals. In 2007, Mr. Lussier received a variable fee of $35,000 (which was converted and paid in Euros at the then applicable exchange rate), representing approximately 10.5% of his annual base salary. Mr. Lussier’s variable fee was based primarily on the overall financial and corporate performance of Volcano Europe in 2006.
     If the performance objectives that led to a bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee, the Compensation Committee will determine at such time whether it would be appropriate to recover bonuses from Volcano’s executive officers.
     Annual cash incentive bonuses for our executive officers are based on the achievement of our annual goals and objectives, departmental or functional area goals, as well as individual performance objectives. Cash incentive bonuses under the program are based on a quantitative and qualitative review of all the facts and circumstances related to our overall financial and corporate performance, department/function and individual performance when determining each individual’s annual cash incentive bonus.
     In January 2007, our Compensation Committee met and established performance objectives for our fiscal year ending December 31, 2007. These performance objectives include specific objectives relating to the achievement of personal and company-wide performance milestones. The performance criteria were approved by our Board of Directors in conjunction with the approval of our annual operating budget. The annual operating budget includes a discretionary bonus pool from which executive, director and management level bonuses are paid. The bonus pool was established based on a percentage increase over the prior year and based on growth in revenue.
     Long-Term Incentive Compensation. Stock option grants provide our executive officers with the opportunity to build an equity interest in the company and to share in the potential appreciation of the value of its common stock. Stock options are granted at the fair market value of our common stock on the date of the grant. We may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event, as defined in Volcano’s equity compensation plans administered by the Compensation Committee. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to executive officers to enable them to exercise stock options. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. Factors influencing stock option grants to executive officers include individual performance, the relative levels of responsibility, competitiveness with other growth-oriented companies, contributions to our business, and overall company performance, including revenue and sales growth.
     The guidelines for the number of stock options for each participant under the equity compensation plans are generally determined by applying several factors to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In granting stock options to our executive officers, the Compensation Committee reviewed the total number of stock options awarded since inception of the company, the current value of these options and the level of beneficial ownership for each executive officer. The Compensation Committee also considers the recommendations of Mr. Huennekens and Mr. Dahldorf in determining stock option grant recommendations for our other executive officers.

     For an initial grant, stock options generally vest 25% on the first anniversary of the original vesting date, with the balance vesting monthly over the remaining three years. For subsequent grants to executive officers, the options generally vest monthly over a four-year term. We generally grant options that are exercisable immediately regardless of the vesting status of the option with the company retaining a right to repurchase exercised unvested shares at the original exercise price of the option.
     In January 2007, we put into place a written policy for the granting of stock options. In accordance with the policy, options are granted at fair market value on the date the Stock Option Committee meets with all required approvals obtained in advance of or on the actual grant date. The Stock Option Committee is comprised of our President and Chief Executive Officer and our Chief Financial Officer and meets on the first business day of the first month of each quarter. Our policy is to grant stock options to certain newly-hired employees and to employees who have received promotions. Options are granted at the first meeting of the Stock Option Committee following the hiring or promoting of the employee. Our policy is to also grant annual awards to certain key employees. The Compensation Committee is responsible for granting stock options to the executive officers using the same policy that is used by the Stock Option Committee with the exception that all grants to executive officers require the approval of the Compensation Committee.
     Fair market value has been consistently determined as of the closing price as listed on NASDAQ Global Market on the grant date.
     Stock options to the executive officers were granted by the Compensation Committee at their January 2007 meeting in conjunction with a follow-on grant that also included our non-executive key employees. The options were granted at the fair market value on the date of grant. In granting stock options to the executive officers, the Compensation Committee reviewed the total number of stock options awarded since inception of the company, the current value of these options and the level of beneficial ownership for each executive officer. The Compensation Committee also reviewed similar-sized public and private companies for which the members of the Compensation Committee had a relationship in order to arrive at these awards.
     Other Benefits. Our U.S.-based executive officers also participate in our other benefit plans on the same terms as other employees. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. We do not provide any perquisites or other benefits to senior management. These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees. In lieu of using our standard set of benefits for executive officers, Mr. Lussier receives benefits that are customary for executives in his home country and the European Union.
     401(k) Plan. We maintain a retirement savings plan, or 401(k) Plan, for the benefit of our eligible U.S. based executives and employees. Our 401(k) Plan is intended to qualify as a defined contribution arrangement under Sections 401(a), 401(k) and 501(a) of the Code. Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our 401(k) Plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by us in our capacity as plan administrator. Distribution of a participant’s vested interest generally occurs upon termination of employment, including by reason of retirement, death or disability. Historically, we have not made matching or other contributions to our 401(k) plan. Mr. Lussier and our non-U.S. based employees receive retirement benefits that are customary to their home countries.
     Employment Agreements, Change in Control Arrangements, and Other Agreements. We have formal employment agreements with Mr. Huennekens, our President and Chief Executive Officer, and Mr. Dahldorf, our Chief Financial Officer and Secretary. For all other executives employment is “at-will” and the terms of employment are specified in formal offer letters which are extended to all executives prior to the commencement of employment. Other than Messrs. Huennekens and Dahldorf, none of our executive officers are entitled to any type of severance upon termination of employment. Under our option award agreements, including those agreements with each of Messrs. Huennekens and Dahldorf, our right of repurchase shall lapse with respect to shares of our common stock issued or issuable upon the exercise of stock options upon the approval of the stockholders of a change of control transaction.

     Mr. Huennekens’ employment agreement provides that upon a change in control (as defined in his employment agreement) we must require any successor to our assets or business to expressly assume Mr. Huennekens’ employment agreement. Failure to do so, or notification of resignation for Good Reason (as defined in his employment agreement) by Mr. Huennekens within six months following a change of control, will be treated as a termination without cause or a resignation for good reason, respectively, and will entitle Mr. Huennekens to certain severance payments including receipt of his then-current base salary for 24 months and a pro-rated bonus for the year in which the termination occurs.
     Mr. Dahldorf’s employment agreement provides that upon a change in control (as defined in his employment agreement) we must require any successor to our assets or business to expressly assume Mr. Dahldorf’s employment agreement. Failure to do so, or notification of resignation for Good Reason (as defined in his employment agreement) by Mr. Dahldorf within six months following a change of control, will be treated as a termination without cause or a resignation for good reason, respectively, and will entitle Mr. Dahldorf to certain severance payments including receipt of his then-current base salary for 24 months and a pro-rated bonus for the year in which the termination occurs.
     Our wholly-owned subsidiary, Volcano Europe, has entered into a Managing Director Agreement in March 2006 with Mr. Lussier, appointing him Managing Director of Volcano Europe. Pursuant to the agreement, Mr. Lussier is entitled to an annual salary of €256,562. Mr. Lussier is also eligible, at the discretion of Volcano Europe, to receive a variable fee depending on the achievement of overall corporate goals. In addition, Mr. Lussier is entitled to a car allowance. In setting compensation for Mr. Lussier, the Compensation Committee considers the performance of the company and performance for Volcano Europe, including annual revenue growth, performance to plan and execution of individual and corporate-wide strategic initiatives.
     Evolution of our Compensation Strategy. Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive officer compensation program continue to evolve in parallel with the evolution of our business strategy. For example, our goals will be modified to incorporate various requirements expected of a public company, such as strict compliance with the requirements of the Sarbanes Oxley Act and the effectiveness of our stockholder communications. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes.
     Accounting and Tax Considerations. Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123 (revised 2004), “Share-Based Payment,” or SFAS No. 123R. Under SFAS No. 123R, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Compensation expense and tax considerations relating to the expense of stock options under FAS123(R) are one of the many factors considered in the determination of stock option awards.
     Section 162(m) of the Code limits Volcano to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” Stock option awards under our equity compensation plans, to the extent a Board of Directors or a committee of the Board of Directors granting such stock awards is composed solely of “outside directors,” are performance-based compensation within the meaning of Section 162(m) and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of Volcano and its stockholders.
     Summary Compensation Table
     The following table sets forth all of the compensation awarded to, earned by, or paid to Volcano’s principal executive officer, principal financial officer and the four other highest paid executive officers for the year ended December 31, 2006. The officers listed in the table below are referred to in this proxy statement as the “named executive officers.”

2006 SUMMARY COMPENSATION TABLE

					All Other
		Salary		Bonus	Compensation	Total
Name and Principal Position	Year	($)		($)(1)	($)	($)

R. Scott Huennekens	2006	350,000		175,000	—	525,000
President and Chief Executive Officer

John T. Dahldorf	2006	250,000		80,000	—	330,000
Chief Financial Officer and Secretary

Vincent J. Burgess	2006	220,363		75,000	—	295,363
Vice President of Business Development and Marketing

Michel E. Lussier	2006	338,039	(2)	35,000	85,438 (3)	458,477
Managing Director of Volcano Europe

Jorge J. Quinoy	2006	383,116	(4)	—	11,400 (5)	394,516
Vice President of Global Sales

John F. Sheridan	2006	231,867		60,000	—	291,867
Executive Vice President of Research and Development and Operations

(1)	The amounts for 2006 represent bonuses that were awarded for services performed in the fiscal year ended December 31, 2006. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(2)	Includes an aggregate of $99,560 in fees paid to Mr. Lussier’s employer Med Pole S.A./N.V. for the period of January 1, 2006 through March 31, 2006.

(3)	Represents payments made to Mr. Lussier, or on his behalf, for life, health and disability insurance, contributions to a pension program, auto allowance and housing and travel subsidies.

(4)	Includes commissions earned for services performed in the fiscal year ended December 31, 2006 in the amount of $133,116.

(5)	Represents auto allowance paid to Mr. Quinoy.

     Outstanding Equity Awards at 2006 Fiscal Year-End
     The Compensation Committee approved awards under our 2000 Long Term Incentive Plan and our 2005 Equity Compensation Plan to certain of our named executive officers. Set forth below is information regarding stock options outstanding to our Chief Executive Officer, Chief Financial Officer and the four other most highly compensated executive officers as of December 31, 2006.
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
R. Scott Huennekens	546,218	—	0.11	4/25/12
	54,431	—	0.33	6/11/12
	297,227	—	0.33	7/29/14
	172,727	—	6.49	7/13/15

John T. Dahldorf	131,818	—	0.33	7/24/13
	76,540	—	0.33	7/29/14
	45,454	—	6.49	7/13/15

Vincent J. Burgess	36,363	—	6.49	7/13/15

Michel E. Lussier	95,454	—	0.33	11/13/12
	36,363	—	0.33	9/25/13
	36,363	—	6.49	7/13/15

Jorge J. Quinoy	181,818	—	0.33	7/24/13
	4,545	—	1.65	1/18/15
	27,272	—	6.49	7/13/15

John F. Sheridan	192,272	—	0.33	12/15/14
	22,727	—	6.49	7/13/15

     Option Exercises and Stock Vested During 2006
     Set forth below is information regarding stock options exercised and the value realized upon their exercise by our Chief Executive Officer, Chief Financial Officer and the four other most highly compensated executive officers during the year ended December 31, 2006.
2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards
	Number of Shares
	Acquired on	Value Realized on
	Exercise	Exercise
Name	(#)	($)
R. Scott Huennekens	135,600	2,279,160

John T. Dahldorf	50,000	821,000

Vincent J. Burgess	—	—

Michel E. Lussier	50,000	821,000

Jorge J. Quinoy	—	—

John F. Sheridan	35,000	574,700
Potential Payments Upon Termination or Change in Control
     See “Employment Agreements, Change in Control Arrangements, and Other Agreements” above for a description of the compensation and benefits payable to each of the named executive officers in certain termination situations. The amount of compensation and benefits payable to each named executive officer in various termination situations has been estimated in the tables below. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the named executive officer’s employment with Volcano.
  R. Scott Huennekens
     The following table describes the potential payments and benefits upon employment termination for Mr. Huennekens as if his employment had terminated as of December 29, 2006, the last business day of Volcano’s last fiscal year:

	No Change in Control	Change in Control
	Termination	Termination
	without Cause or for	without Cause or for
	Good Reason	Good Reason
Compensation and Benefits	($)	($)
Base Salary Payment(1)	700,000	700,000
Pro-Rated Bonus	—	174,041
Stock Option Vesting Acceleration(2)	—	2,993,866
Medical Coverage or COBRA Premiums(3)	—	44,280

(1)	In the event termination of employment occurs in connection with or after a change in control, the severance payment to Mr. Huennekens shall be in form of a lump sum payment. In the event termination of employment occurs before or does not occur in connection with a change in control, payments shall be equal to twice his annual salary in the form of equal monthly cash payments paid over a period of eighteen or twenty-four months, as set forth in his employment agreement. Volcano may be required to pay an additional “gross-up” amount to Mr. Huennekens to the extent such payments constitute excess parachute payments as defined in Section 280G of the Code.

(2)	The value of vesting acceleration is based on the closing price of Volcano common stock on December 29, 2006 ($16.39) with respect to in-the-money unvested option shares minus the exercise price of the unvested option shares, which such option shares had been early exercised by Mr. Huennekens.

(3)	Mr. Huennekens shall continue to receive the medical coverage and other health and welfare benefits in effect as of December 29, 2006 (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, as the same may be changed from time to time for employees generally, for twenty-four months from December 29, 2006; provided, however, where such coverage may not be, continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the coverage is provided), Volcano may elect to pay Mr. Huennekens cash in lieu of such coverage in an amount equal to Mr. Huennekens’ after-tax cost of continuing such coverage.
  John T. Dahldorf
     The following table describes the potential payments and benefits upon employment termination for Mr. Dahldorf as if his employment had terminated as of December 29, 2006, the last business day of Volcano’s last fiscal year:

	No Change in Control	Change in Control
	Termination	Termination
	without Cause or for	without Cause or for
	Good Reason	Good Reason
Compensation and Benefits	($)	($)
Base Salary Payment(1)	500,000	500,000
Pro-Rated Bonus	—	99,542
Stock Option Vesting Acceleration(2)	—	1,203,047
Medical Coverage or COBRA Premiums(3)	—	29,064

(1)	In the event termination of employment occurs in connection with or after a change in control, the severance payment to Mr. Dahldorf’s shall be in form of a lump sum payment. In the event termination of employment occurs before or does not occur in connection with a change in control, payments shall be equal to twice his annual salary in the form of equal monthly cash payments paid over a period of eighteen or twenty-four months, as set forth in his employment agreement. Volcano may be required to pay an additional “gross-up” amount to Mr. Dahldorf to the extent such payments constitute excess parachute payments as defined in Section 280G of the Code.

(2)	The value of vesting acceleration is based on the closing price of Volcano common stock on December 29, 2006 ($16.39) with respect to in-the-money unvested option shares minus the exercise price of the unvested option shares, which such option shares had been early exercised by Mr. Dahldorf.

(3)	Mr. Dahldorf shall continue to receive the medical coverage and other health and welfare benefits in effect as of December 29, 2006 (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, as the same may be changed from time to time for employees generally, for twenty-four months from December 29, 2006; provided, however, where such coverage may not be, continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the coverage is provided), Volcano may elect to pay Mr. Dahldorf cash in lieu of such coverage in an amount equal to Mr. Dahldorf’s after-tax cost of continuing such coverage.

Compensation of Directors
     Upon their election to our Board of Directors, each of our non-employee directors is granted an initial option to purchase up to 20,000 shares of our common stock at the then fair market value pursuant to the terms of our 2005 Equity Compensation Plan. Commencing with our initial public offering in June 2006, each of our non-employee directors is paid $24,000 annually and is reimbursed for reasonable expenses incurred in connection with performance of their duties as directors. In addition, each non-employee director is automatically granted an option to purchase up to 8,000 shares of our common stock if he or she remains on the Board of Directors on the date of each annual meeting of stockholders unless he or she joined our Board of Directors within six months of such meeting. Each non-employee director will also receive cash compensation of $500 for attendance at each board meeting. Additionally, the chairperson of the Audit Committee will receive an annual retainer fee of $6,000, the chairperson of the Compensation Committee will receive an annual retainer fee of $3,000, and the chairperson of the Corporate Governance Committee will receive an annual retainer fee of $3,000 for serving on their respective committees. Members of the Audit Committee will receive an annual retainer fee of $3,000 and members of the compensation and Corporate Governance Committees, not including chairpersons, will receive an annual retainer fee of $1,000 for serving on such committees.
     Set forth below is the compensation paid to each of our Directors during the year ended December 31, 2006.
2006 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name (1)	($)(2)	($)	($)
Olav B. Bergheim	9,250	—	9,250

Robert J. Adelman, M.D. (3)	8,375	—	8,375

James C. Blair, Ph.D.	7,792	—	7,792

S. Ward Casscells, M.D. (4)	7,792	—	7,792

Carlos A. Ferrer	7,292	—	7,292

Lesley H. Howe	30,792	—	30,792

Ronald A. Matricaria	27,000	—	27,000

(1)	Dr. Curran, who does not appear in the table above, was elected to the Board of Directors effective April 26, 2007.

(2)	Fees earned or paid in cash represent payments commencing from our June 2006 initial public offering.

(3)	Dr. Adelman is not standing for reelection to the Board of Directors.

(4)	Dr. Casscells resigned from the Board of Directors effective April 12, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review of Related Party Transactions
     Pursuant to the requirements set forth in applicable Nasdaq listing standards and as set forth in the charter of Volcano’s Audit Committee, the Audit Committee, or another independent body of Volcano’s Board of Directors, is charged with reviewing and approving related party transactions as required by applicable law and the rules of the NASD.
     Pursuant to Volcano’s Code of Business Conduct and Ethics, all of Volcano’s directors, officers, employees and consultants are required to report to the Corporate Compliance Officer under the Code of Business Conduct and Ethics any existing or potential violation of the Code of Business Conduct and Ethics, including any related party transactions. In approving or rejecting a proposed related party transaction, the Audit Committee, or an independent body of Volcano’s Board of Directors, will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee and the Board of Directors. The Audit Committee, or an independent body of Volcano’s Board of Directors, will approve only those related party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of Volcano as the Audit Committee or such independent body of Volcano’s Board of Directors determines in the good faith exercise of their discretion.
Transactions with Related Persons
     Other than as described below, since January 1, 2006, there were no, nor are there any currently proposed, transactions or series of similar transactions to which we were a party or are a party in which:
•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of Volcano’s common stock or any member of their immediate family had or will have a direct or indirect material interest.
     Director and Officer Indemnification
     Volcano’s Amended and Restated Certificate of Incorporation contains provisions limiting the liability of Volcano’s directors. Volcano’s Bylaws provide that Volcano must indemnify its directors and officers and may indemnify Volcano’s other employees and agents to the fullest extent permitted by the Delaware General Corporation Law for judgments, penalties, fines, settlement amounts and expenses arising out of any event or occurrence by reason of the fact that such indemnitee is or was a director, officer, employee or agent, respectively, of Volcano. Volcano has entered and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by Volcano’s Board of Directors. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Volcano believes that the amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Volcano also maintains directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     This year, a number of brokers with account holders who are Volcano stockholders will be “householding” Volcano’s proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Volcano that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, Volcano Corporation, 2870 Kilgore Road, Rancho Cordova, California 95670 or (3) contact Volcano’s Investor Relations department at 916-281-2645. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, Volcano will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
     The Board of Directors knows of no other matters that will be presented for consideration at the 2007 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

John T. Dahldorf
Chief Financial Officer and Secretary
Dated: May 3, 2007

A copy of Volcano’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements, schedules and list of exhibits, and any particular exhibit specifically requested, is available without charge upon written request to: Investor Relations, Volcano Corporation, 2870 Kilgore Road, Rancho Cordova, California 95670.

APPENDIX A
2005 EQUITY COMPENSATION PLAN, AS PROPOSED TO BE AMENDED
VOLCANO CORPORATION
2005 EQUITY COMPENSATION PLAN
First Approved by the Stockholders: October 27, 2005
Amended and Approved by the Board: April 26, 2007
     The purpose of the Volcano Corporation 2005 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Volcano Corporation (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units, and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
     1. Administration
     (a) Committee. The Plan shall be administered and interpreted by the members of the Compensation Committee of the Board (the “Committee”), which (i) shall consist of “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) shall have the authority set forth below.
     (b) Committee Authority. The Committee or its delegate shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors.
     (c) Committee Determinations. The Committee or its delegate shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s or its delegate’s interpretations of the Plan and all determinations made by the Committee or its delegate pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee or its delegate shall be executed in its or their sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
     (d) Other Equity Awards. The terms of this Plan shall not impact or govern the administration by the Company or the rights of any holders of an option or stock award granted pursuant to the Volcano Corporation 2000 Long Term Incentive Plan, as amended (the “2000 Plan”). Unless otherwise provided by the Company and agreed to by the recipient of an award under the 2000 Plan, all awards granted pursuant to the 2000 Plan shall continue to be governed by the terms of such plan. The Plan is the successor to and continuation of the 2000 Plan. Following the Effective Date, no additional stock awards will be granted under the 2000 Plan, and as of the Effective Date, all of the shares remaining available for issuance under the 2000 Plan (such reserve, including shares subject to issuance under outstanding options previously granted under the 2000 Plan) became available for issuance under the Plan.
     (e) No Repricings. Notwithstanding anything in this Plan to the contrary, with respect to Options held by a person subject to Section 16 of the Exchange Act, in no event may the Board, the Committee or its or their delegate (i) amend or modify an Option in a manner that would reduce the exercise price of such Option; (ii) substitute an Option for another Option with a lower exercise price; (iii) cancel an Option and issue a new Option with a lower exercise price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; or (iv) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares is less than the Option’s Exercise Price, as defined below) for the purpose of granting a replacement Grant (as defined below) of a different type.
     2. Grants
     (a) Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), restricted stock awards as described in Section 6 (“Stock Awards”), restricted stock units as described in Section 6 (“Restricted Stock Units”), and Stock Appreciation Rights described in Section 7 (“SARs”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determination of the Committee or its delegate shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.
     3. Shares Subject to the Plan
     (a) Shares Authorized. Subject to adjustment as described in Section 3(b) below, (i) the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued under the Plan is eleven million, six hundred sixty-two thousand, five hundred and fifty-eight (11,662,558) shares, (ii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan under Incentive Stock Options is eleven million, six hundred sixty-two thousand, five hundred and fifty-eight (11,662,558) shares, (iii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan to any one individual in any calendar year as Options and/or SARs is one million (1,000,000) shares and (iv) the maximum aggregate number of shares of Company Stock that may be issued under the Plan to any one individual in any calendar year as Awards other than Options and SARs is one million six hundred thousand (1,600,000) shares. For purposes of this Section 3(a), stock appreciation rights to be settled in shares of Company Stock shall be counted in full against the number of shares of Company Stock available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the stock appreciation right. The shares subject to the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options and SARs granted under the Plan and any options granted under the 2000 Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards or Restricted Stock Units are forfeited for any reason, the shares subject to such Grants shall again be available for purposes of the Plan.
     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year as described in Section 3(a)(iii) and (iv) above, the maximum number of shares that can be issued as Incentive Stock Options, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants shall be appropriately adjusted by the Committee or its delegate to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. Any adjustments determined by the Committee or its delegate shall be final, binding, and conclusive.
     4. Eligibility for Participation
     (a) Eligible Persons. All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
     (b) Selection of Grantees. The Committee or its delegate shall select the Employees, and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant. The Board shall select the Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant of a Non-Employee Director. Employees, Key Advisors, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”
     5. Granting of Options
     The Company may grant an Option to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to Options.
     (a) Number of Shares. The Company shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.
     (b) Type of Option and Price.

          (i) Incentive Stock Options are intended to satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are not intended to so qualify. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.
          (ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.
          (iii) So long as the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth below, the Fair Market Value per share shall be as determined by the Committee. If the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines.
     (c) Option Term. The term of any Option shall not exceed seven (7) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.
     (d) Exercisability of Options.
          (i) Options shall become exercisable in accordance with such terms and conditions of the Plan and specified in the Grant Instrument. The Committee or its delegate may accelerate the exercisability of any or all outstanding Options at any time for any reason.
          (ii) The Company may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, and (iii) any other restrictions determined by the Company.
     (e) Grants to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
     (f) Termination of Employment, Disability, or Death.
          (i) For purposes of this Section 5(f) and Section 6:
               (A) The term “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.
               (B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options or SARs and satisfying conditions with respect to Stock Awards and Restricted Stock Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board).
               (C) “Disability” shall mean the inability to perform the duties of an employee’s position for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.
               (D) “Misconduct” means cause or misconduct as defined in any employment agreement between the Grantee and the Company or an affiliate in effect at the time of the Grantee’s termination of employment, or, in the absence of any such employment agreement, any of the following (i) conviction of the Grantee by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the Grantee’s knowing failure or refusal to follow reasonable instructions of the Board or reasonable policies, standards and regulations of the Company or its affiliate; (iii) the Grantee’s continued failure or refusal to faithfully and diligently perform the usual, customary duties of his employment with the Company or its affiliate; (iv) the Grantee’s continuously conducting him or herself in an unprofessional, unethical, immoral or fraudulent manner; or (v) the Grantee’s conduct discredits the Company or any affiliate or its detrimental to the reputation, character and standing of the Company or any affiliate.
          (ii) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board, In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, termination for Misconduct, or as set forth in subsection 5(f)(vi) of this Plan, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
          (iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer for Misconduct or if the Grantee breaches his or her employment agreement with the Employer, any Option held by the Grantee shall terminate on the date on which the Grantee ceases to be employed by, or provide service to, the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Section 5, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct or has breached his or her employment agreement at any time while the Grantee is or was employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall terminate as of the date on which such Misconduct first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
          (iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
          (v) If the Grantee dies while employed by, or providing service to, the Employer, all of the unexercised outstanding Options of Grantee shall become immediately exercisable and remain exercisable for a period of one (1) year from his or her date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within ninety (90) days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(ii) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
          (vi) Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for a Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Section 5(f) under those circumstances, then the exercise period set forth in such plan, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Section 5(f). In no event, however, may such exercise period continue past the end of the term of the Option as set forth in this Plan.
     (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option in cash, or, to the extent permitted by the Committee, (i) with payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (ii) by such other method as the Committee may approve. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8).
     (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds One Hundred Thousand Dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) of the Company.
     6. Stock Awards

     The Company may transfer shares of Company Stock or cash to an Employee, Non-Employee Director, or Key Advisor under a Stock Award. The following provisions are applicable to Stock Awards:
     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions. In the case of Stock Awards issued prior to the date, if any, on which the Company Stock covered by this Plan have been registered under the Securities Act of 1933, as amended of 1933, as amended (the “Securities Act”), the per share valuation or purchase price shall be no less than 100% of the Fair Market Value per share of the Company Stock on the date of grant. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria asset forth in the Grant Instrument. The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
     (b) Number of Shares. The Grant Instrument shall set forth the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
     (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(f)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Company may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Stock Award except to a successor under Section 9(a). Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Company may determine that it will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.
     (e) Right to Vote and to Receive Dividends. Except as otherwise determined by the Committee or its delegate, during the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares.
     (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions. The Company may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
     (g) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards and Restricted Stock Units granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this paragraph (g) and the applicable provisions of Section 162(m) of the Code shall apply to Stock Awards and Restricted Stock Units that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.
          (i) Performance Goals. When Stock Awards and Restricted Stock Units that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance goals must be met (the “Performance Period”), (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
          (ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) ninety (90) days after the beginning of the Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
          (iii) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards and Restricted Stock Units for the Performance Period shall be forfeited or shall not be made, as applicable.
          (iv) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards and Restricted Stock Units shall be payable or restrictions shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.
     (h) Restricted Stock Units. The Committee or its delegate may grant restricted stock units (“Restricted Stock Units”) to an Employee or Key Advisor. Each Restricted Stock Unit shall represent the right of the Grantee to receive an amount in cash or Common Stock (as determined by the Committee or its delegate) based on the value of the Restricted Stock Unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A Restricted Stock Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units. All such Restricted Stock Units shall comply with Section 409A of the Code.
     7. Stock Appreciation Rights
     The Company may grant SARs to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to SARs.
     (a) General Requirements. The Company may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Unless otherwise specified in the Grant Instrument, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.
     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
     (c) Exercisability. A SAR shall be exercisable during the period specified in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified. The Company may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
     (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
     (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in Company Stock. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a). For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. Notwithstanding anything to the contrary, the Company may pay the appreciation of a SAR in the form of cash, shares of Company Stock, or a combination of the two, so long as the ability to pay such amount in cash does not result in the Grantee incurring taxable income related to the SAR prior to the Grantee’s exercise of the SAR.
     (f) Number of SARs Authorized for Issuance. For purposes of 3(a) of the Plan, stock appreciation rights to be settled in shares of Company Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the stock appreciation right.
     8. Withholding of Taxes
     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from Grant proceeds or other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants. Grants under the plan may also be subject to taxation by various governmental entities outside of the United States. Except as otherwise required by law, the Participant shall be solely responsible for payment of any such taxes payable to governmental entities outside of the United States.
     (b) Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Company.
     9. Transferability of Grants
     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Grant Instrument may provide that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     10. Change in Control of the Company
     (a) “Change in Control” means the determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:
     (b) Any Person (other than the Person in control of the Company as of the date of this Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or
     (c) The stockholders of the Company approve:
          (i) A plan of complete liquidation of the Company;
          (ii) An agreement for the sale or disposition of all or substantially all of the Company’s assets; or
          (iii) A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.
     (d) However, in no event shall a Change in Control be deemed to have occurred, with respect to a Grantee, if the Employee is part of a purchasing group which consummates the Change in Control transaction. A Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors of the Board).
     11. Consequences of a Change in Control
     (a) Notice and Acceleration. Upon a Change in Control, unless the Company determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Stock Awards and Restricted Stock Units shall immediately lapse.
     (b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), each Grantee shall have the right to elect within thirty (30) days of receiving the notice described in paragraph (a) immediately above one (1) of the following methods of treating his or her outstanding Options, SARs, Stock Awards and Restricted Stock Units: (i) all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards and Restricted Stock Units shall be converted to Stock Awards and Restricted Stock Units of the surviving corporation (or a parent or subsidiary of the surviving corporation); or (ii) each Grantee may surrender his or her outstanding Options, SARs, Stock Awards or Restricted Stock Units in exchange for a payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock underlying the Option or SAR exceeds the Exercise Price of the Grantee’s unexercised Options or the based amount of the Grantee’s unexercised SARs or for the then Fair Market Value of shares of Company Stock underlying the Grantee’s Stock Awards and Restricted Stock Units.
     12. Requirements for Issuance or Transfer of Shares

     (a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Any Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
     (b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act, a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the thirty (30) day period preceding and the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
     13. Amendment and Termination of the Plan
     (a) Amendment. The Board or its delegate may amend or terminate the Plan at any time; provided, however, that neither the Board nor its delegate shall have the authority to amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.
     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10 th ) anniversary of its effective date, unless the Plan is terminated earlier by the Company or is extended by the Company with the approval of the stockholders.
     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Company acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Company with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.
     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
     14. Funding of the Plan
     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
     15. Rights of Participants
     Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
     16. No Fractional Shares
     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     17. Headings
     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
     18. Effective Date of the Plan
     The Plan shall be effective on October 27, 2005, the date it was first approved by the Company’s stockholders (the “Effective Date”). If required by applicable law, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the applicable law.

     19. Information and Documents to Grantees. Prior to the date, if any, upon which the Company Stock covered by this Plan becomes registered under the Securities Act, and if required by the applicable laws, the Company shall provide financial statements at least annually to each Grantee and to each individual who acquired Grants pursuant to the Plan, during the period such Grantee has one or more Options or SARs outstanding, and in the case of an individual who acquired shares of Company Stock pursuant to the Plan, during the period such individual owns such shares. The Company shall not be required to provide such information if the issuance of Grants under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.
     20. Miscellaneous
     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Company may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Company shall prescribe the provisions of the substitute grants.
     (b) Compliance with Law. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Company may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Company may also adopt rules regarding the withholding of taxes on payments to Grantees. The Company may, in its sole discretion, agree to limit its authority under this Section.
     (c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, Grants may be made on such terms and conditions as the Company deems appropriate to comply with the laws of the applicable countries, and the Company may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
     (d) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of California, without giving effect to the conflict of laws provisions thereof.
     Volcano Corporation
     /s/ Scott Huennekens

APPENDIX B
2007 EMPLOYEE STOCK PURCHASE PLAN
Volcano Corporation 2007
Employee Stock Purchase Plan
Adopted by the Board of Directors: April 26, 2007
Approved by the Stockholders: June [___], 2007
1. General.
     (a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.
     (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
2. Administration.
     (a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering comprised of such Purchase Rights (which need not be identical).
          (ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.
          (iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Purchase Rights fully effective.
          (iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.
          (v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Purchase Right granted while the Plan is in effect except with the written consent of the affected Participant.

          (vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 12(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) only to the extent required by applicable law or listing requirements. Except as provided above, the rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).
          (vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
          (viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
     (c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
     (d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
3. Shares of Common Stock Subject to the Plan.
     (a) Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed five hundred thousand (500,000) shares. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, in an amount equal to the lesser of (i) one and one-half percent (1.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) six hundred thousand (600,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
     (b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.
     (c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4. Grant of Purchase Rights; Offering.
     (a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8.
     (b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.
     (c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering shall terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) Participants in the terminated Offering automatically shall be enrolled in the Offering that commences immediately after such Purchase Date.

5. Eligibility.
     (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
     (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
          (i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
          (ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and
          (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.
     (c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.
     (d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
     (e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.
6. Purchase Rights; Purchase Price.
     (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.
     (b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.
     (c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.
     (d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:
          (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or
          (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. Participation; Withdrawal; Termination.
     (a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.
     (b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.
     (c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.
     (d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.
     (e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8. Exercise of Purchase Rights.
     (a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.
     (b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.
     (c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.
9. Covenants of the Company.
     The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10. Designation of Beneficiary.
     (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.
     (b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11. Miscellaneous Provisions.
     (a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
     (b) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
     (c) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.
     (d) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
12. Adjustments upon Changes in Common Stock; Corporate Transactions.
     (a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to outstanding Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

     (b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.
13. Termination or Suspension of the Plan.
     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.
14. Effective Date of Plan.
     The Plan shall become effective on the date the Plan has been approved by the Board, but no Purchase Rights shall be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
15. Definitions.
     As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
     (a) “Board” means the Board of Directors of the Company.
     (b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(b)(viii).
     (e) “Common Stock” means the common stock of the Company.
     (f) “Company” means Volcano Corporation, a Delaware corporation.
     (g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
     (h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
          (ii) the consummation of a sale or other disposition (including by way of a tender offer or exchange offer) of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company; or
          (iii) the consummation of a merger, consolidation or similar transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction(s) continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction.
     (i) “Director” means a member of the Board.
     (j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
     (k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

     (l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
     (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.
     (o) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.
     (p) “Offering Date” means a date selected by the Board for an Offering to commence.
     (q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.
     (s) “Plan” means this Volcano Corporation 2007 Employee Stock Purchase Plan.
     (t) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.
     (u) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
     (v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
     (w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

     (x) “Securities Act” means the Securities Act of 1933, as amended.
     (y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including an established stock exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the Nasdaq Capital Market (formerly the Nasdaq Small Cap Market), is open for trading.

VOLCANO CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints R. Scott Huennekens and John T. Dahldorf as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Volcano Corporation held of record by the undersigned on April 27, 2007, at the 2007 Annual Meeting of Stockholders to be held at Marriott Del Mar located at 11966 El Camino Real, San Diego, CA 92130, on June 7, 2007, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
VOLCANO CORPORATION
June 7, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES LISTED BELOW, AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Directors.
NOMINEES:
☐	FOR ALL NOMINEES	¡ Carlos A. Ferrer ¡ James C. Blair, Ph.D.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Company’s 2005 Equity Compensation Plan.	☐	☐	☐

3.	To adopt the Company’s 2007 Employee Stock Purchase Plan.	☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of Volcano Corporation. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposals 2, 3 and 4.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.